                                [THIS CONFORMING PAPER FORMAT
                                DOCUMENT IS BEING SUBMITTED
                                PURSUANT TO RULE 901(d) OF
                                REGULATION S-T]


                                Filed pursuant to Rule 424(b)(3).
                                This pricing supplement relates to
                                Registration Statement Nos. 33-51149
                                and 33-52695.


                Pricing Supplement No. 25  Dated October 4, 1996
                (To Prospectus Dated November 15, 1995 and
                Prospectus Supplement Dated November 15, 1995)


                            PAINE WEBBER GROUP INC.

                               Multiple Currency
              ---------------------------------------------------
                        Medium-Term Senior Notes, Series C
              ---------------------------------------------------
              Due from Nine Months to 30 Years from Date of Issue
                               (FIXED RATE NOTES)


Designation:                            Medium Term Senior Notes, Series C

Original Issue Date:                    October 9, 1996

Principal Amount:                       $1,000,000

Interest Rate Per Annum:                7.520%

Specified Currency in which
Denominated:                            U.S. Dollars

Stated Maturity:                        October 10, 2006

Issue Price (As a Percentage
of Principal Amount):                   100%

Regular Record Dates:                   February 15 and August 15

Redemption and Early                    The Note cannot be redeemed
Repayment Provisions:                   prior to Stated Maturity

Note(s) Represented By:                 [X] Global Note
                                        [ ] Certified Note(s)